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                                     EXHIBIT 2


             NAME; BUSINESS ADDRESS; PRINCIPAL OCCUPATION; CITIZENSHIP

                             AGBAR'S BOARD OF DIRECTORS


Ricardo Fornesa Rib; Paseo de San Juan, 39, 08009 BARCELONA (Spain); Chairman of the Board; Spanish

Jerome Monod; 72 Avenue de la Liberte, 92753 NANTERRE; (France);Vice Chairman; French

Isidro Fain; Casas Avenida. Diagonal, 621-629, 08028 BARCELONA (Spain);Vice Chairman; Spanish

Rodolfo Martin; Villa Principe de Vergara, 187 28002 MADRID (Spain); Vice Chairman; Spanish

Thierry Bourbie ; 72 Avenue de la Liberte 92753 NANTERRE (FRANCE); Member;
French

Philippe Brogniart; 72 Avenue de la Liberte 92753 NANTERRE (France ); Member; French

Antonio Brufau Niub_; Avda. Diagonal, 621-629 08028 BARCELONA (Spain); Member; Spanish

Enrique Corominas Vila; Avda. Diagonal, 621-629 08028 BARCELONA (Spain); Member; Spanish

Jean-Louis Chaussade Reconquista; 336 1003 BUENOS AIRES (Argentina); Member; French

Feliciano Fuster Jaume ; Principe de Vergara; 187 28002 MADRID (Spain); Member; Spanish

Jose Luis Jov_ Vintr_; Paseo de San Juan; 39 08009 BARCELONA (Spain); Member; Spanish

Jose Luis Marin Lopez Otero; Plaza Pablo Ruiz Picasso, s/n. Torre Picasso, planta 28 28020 MADRID (Spain); Member; Spanish

Gerard Mestrallet; 72 Avenue de la Liberte; 92753 NANTERRE (France); Member; French

Manuel Raventas Negra; Aribau; 112, 1| 2- 08006 BARCELONA (Spain); Member;
Spanish

Juan Antonio Samaranch; Avda. Diagonal; 621-629 08028 BARCELONA (Spain); Member; Spanish


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Alejandro Garcia Bragado Dalmau; Paseo de San Juan, 39 08009 BARCELONA (Spain);
Secretary; Spanish

Francisco Vilella Rufach; Paseo de San Juan, 39 08009 BARCELONA (SPAIN); Staff Representatives; Spanish

Jorge Requena Ferrando; Paseo de San Juan, 39 08009 BARCELONA (SPAIN); Staff Representatives; Spanish

                           AGBAR'S MANAGEMENT TEAM

Ricardo Fornesa Rib_; Paseo de San Juan, 39 08009 BARCELONA (Spain); Executive Manager; Spanish

Jose Luis Jov_ Vintr_; Paseo de San Juan, 39 08009 BARCELONA (Spain); Board Member and General Manager; Spanish

Jose Vila Bassas; Paseo de San Juan, 39 08009 BARCELONA (Spain); Secretary General and General Manager; Spanish

Adolfo Ramiro Fernandez; Paseo de San Juan, 39 08009 BARCELONA (Spain); General Manager; Spanish

Juan Ras Sirera; Diputacion, 353 08009 BARCELONA (Spain); Assistant General Manager; Spanish

Josep Maria Miralles; Via Paseo de San Juan, 39 08009 BARCELONA (Spain); Deputy General Manager; Spanish


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